Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-162882, 333-162883, 333-162884, 333-162885, 333-162886, 033-57111, 333-112421, 333-134281, 333-121089, 333-30331, 333-87077, 333-153542, 333-162007, 333-91440 and 333-105567) of Merck & Co., Inc. of our report dated June 29, 2010, relating to the financial statements of MSD Employee Stock Purchase and Savings Plan (formerly Merck & Co., Inc. Employee Stock Purchase and Savings Plan), which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 29, 2010